Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235312) and Form S-8 (Nos. 333-214958 and 333-171779) of Gold Resource Corporation of our report dated June 13, 2022 relating to the financial statements of Aquila Resources Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Toronto, Ontario, Canada
June 13, 2022